Exhibit 10.8

Execution Copy

Dated 21 February 2005

SHURGARD STORAGE CENTERS INC.

and

CRESCENT EURO SELF STORAGE INVESTMENTS S.à r.l.

AMENDMENT No 2

TO THE PUT AND CALL OPTION AGREEMENT

with respect to bonds issued by First Shurgard Finance S.à r.l.

Rue Brederode 13

B - 1000 Brussels

Telephone (32-2) 501 94 11

Facsimile (32-2) 501 94 94

AMENDMENT No 2 TO THE PUT AND CALL OPTION AGREEMENT

BETWEEN:	(1)	Shurgard Storage Centers Inc., a company organized and existing under the laws of Washington, having its registered office at Valley Street 1155, Suite 400, 98109 Seattle WA, USA,

		represented for the purposes of this Agreement by Kris Van Mieghem, Attorney-in-fact,

		hereinafter referred to as “Shurgard”;

AND:	(2)	Crescent Euro Self Storage Investments S.à r.l., a company organised and existing under the laws of Luxembourg, having its registered office at 1, rue des Glacis, L-1628 Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B-93.753,

		represented for the purposes of this Agreement by Asim Zafar, Muhannad M. Abulhasan and/or Henry Thompson,

		hereinafter referred to as “Crescent”;

WHEREAS

(A)	On 26 May 2003 the Parties entered into a put and call option agreement with respect to bonds issued by First Shurgard Finance S.à r.l. (hereafter the “Put and Call Option Agreement”).

(B)	Pursuant to an amendment, dated 21 February 2005, to a credit facility granted by Société Générale to First Shurgard Finance S.à r.l., Shurgard has entered into an Amendment No 2 to the Subscription Agreement of 26 May 2003 with First Shurgard Finance S.à r.l. (the “Subscription Amendment”) as a result of which (i) the issue price of certain of the bonds, which First Shurgard Finance S.à r.l. has issued pursuant to the Subscription Agreement, shall be in EUR instead of USD, and (ii) Shurgard’s commitment to subscribe to the bonds up to an amount of USD 20,000,000 shall be split in a commitment to subscribe to USD bonds up to a certain amount in USD and a commitment to subscribe to EUR bonds up to a certain amount in EUR.

(C)	The Parties wish to modify and amend the Put and Call Option Agreement by entering into the present amendment agreement (the “Amendment”).

NOW, THEREFORE, the parties have agreed as follows:

1	Modification to the Definitions

1.1	The Parties agree to replace the definition of “Bonds”, “Issue Price”, “Issuer”, “Shares” and Subscription Agreement” in Clause 1.1 of the Put and Call Option Agreement by the following text:

““Bonds” means the USD Bonds and the EUR Bonds to be issued by the Issuer and to be subscribed by Shurgard pursuant to the Subscription Agreement, as amended (and the Terms and Conditions, as amended, attached thereto) and any and each of these bonds individually.”

““Issue Price” means USD 1,000 per USD Bond and EUR 837.52094 per EUR Bond, which the Shurgard must pay at subscription of the USD Bonds, respectively the EUR Bonds, being 100% of their respective Face Value.”

““Issuer” means First Shurgard Finance S.à r.l., a company organised and existing as a société à responsabilité limitée under the laws of the Grand-Duchy of Luxembourg, having its registered office at 1, rue des Glacis, L-1628 Luxembourg, registered with the Luxembourg register of commerce and companies under the number B-93014.”

““Shares” means all or part of the registered shares representing the registered capital of First Shurgard SPRL, having its registered office at Quai du Commerce 48, 1000 Brussels and registered with the register of legal entities under number 0479.505.939, including voting and non-voting shares.”

““Subscription Agreement” means the subscription agreement entered into between Société Générale, First Shurgard Finance S.à r.l. and Shurgard on May 26, 2003, as amended from time to time; a copy of Amendment No 2 to the Subscription Agreement (with attached thereto a restated version of the Subscription Agreement as per 21 February 2005) is attached hereto as Annex 1.”

1.2	The Parties agree to insert the following definitions of “EUR Bonds” and “USD Bonds” in Clause 1.1 of the Put and Call Option Agreement:

““EUR Bonds” means the unsecured bonds in the aggregate principal amount of up to EUR 7,500,000, in registered form, to be issued by the Issuer and to be subscribed by Shurgard pursuant to the Subscription Agreement, as amended (and the Terms and Conditions, as amended, attached thereto) and represented by 8,955 bonds and any and each bond individually.”

““USD Bonds” means the unsecured bonds in the aggregate principal amount of up to USD 11,045,000, in registered form, to be issued by the Issuer and to be subscribed by Shurgard pursuant to the Subscription Agreement, as amended (and the Terms and Conditions, as amended, attached thereto) and represented by 11,045 bonds and any and each bond individually.”

2	New address of the Issuer

The Parties agree to replace the notification address of the Issuer in Clause 6.4 of the Put and Call Option Agreement by the following text:

“If to the Issuer:	To:	First Shurgard Finance S.à r.l. 1, rue des Glacis L-1628 Luxembourg

	Attn:	Mr. Steven De Tollenaere

	Telefax:	00 32 2 229 56 55

With a copy to:	To:	Shurgard Self Storage SCA Quai du Commerce 48 1000 Brussels Belgium

	Attn:	General Counsel

	Telefax:	00 32 2 229 56 55”

3	Replacement of Annex 1

The Parties agree to replace Annex 1 of the Put and Call Option Agreement by Annex 1 to this Amendment.

4	Miscellaneous

4.1	Definitions

Except if explicitly provided otherwise in this Amendment, the defined terms used in this Amendment shall have the same meaning as in the Subscription Agreement.

4.2	No other modifications

Except as set forth above in this Amendment, the terms, conditions and agreements set forth in the Subscription Agreement and its Annexes shall continue to be in full force and effect.

4.3	Governing Law

This Put and Call Option Agreement shall be governed by and construed in accordance with Belgian law.

4.4	Arbitration

4.4.1	All disputes arising in connection with this Amendment, and which Parties are unable to settle amicably shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce (the “Rules”) by three arbitrators, all appointed by the International Court of Arbitration of the International Chamber of Commerce in accordance with the Rules (the “Court”).

The arbitration shall be held in Geneva. The proceedings and award shall be in the English language.

Every arbitrator must be and remain independent of any person that is a party to this Put and Call Option Agreement or any of the Relevant Agreements (as defined in the JV Agreement), even if such party is not actually a party to the arbitration proceedings being conducted under this present Clause 4.4.

4.4.2	All Parties to this Amendment hereby acknowledge that the subject matter of the Relevant Agreements has a close inter-relationship.

4.4.3	In order to ensure that all disputes in connection with any of the Relevant Agreements are resolved in a uniform and compatible manner, the Parties to this Amendment agree to procure that the procedures set out in Clause 17.10.3 of the JV Agreement shall be complied with.

4.4.4	The Parties hereby agree not to seek judicial review of any award made pursuant to this Clause 4.4. They specifically and irrevocably exclude their right to seek judicial review of the award on all the grounds listed in article 190 (2) of the Swiss Conflict of Laws Statute.

4.5	Counterparts

This Agreement may be executed in four (4) counterparts and all those counterparts taken together shall be deemed to constitute one and the same instrument.

Done in Brussels, on 21 February 2005, in four originals. Each Party, Société Générale and First Shurgard Finance S.à r.l. acknowledge receipt of their own original.

Shurgard Storage Centers Inc.:		Crescent Euro Self Storage Investments S.à r.l.:

Name:	Kris Van Mieghem	Name:	Henry Thompson
Title:	Attorney-in-fact	Title:	Manager

For acknowledgement and approval:

First Shurgard Finance S.à r.l.:

Name:	Steven De Tollenaere
Title:	Manager

For acknowledgement and approval:

Société Générale:

Name:	Judith Zimmermann
Title:

ANNEX 1

Copy of the Amendment No 2 to the Subscription Agreement